Exhibit 10.50

***CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTION.

Raytheon Microelectronics España, S.A. Avda. Juan López de Peñalver, 12 29590 - Málaga SPAIN

24 February 2011

William J. Caragol

President and Chief Financial Officer

PositiveID Corporation

1690 South Congress Avenue, Suite 200,

Delray Beach, Florida 33445

Subject:

Raytheon Microelectronics Letter of Support for Transponder RFID S100

Reference:

Raytheon Microelectronics Proposal Q10064-A for the Manufacturing and Test of Transponder RFID S100 dated June 25, 2010

Dear Mr. Caragol,

Raytheon Microelectronics España S.A. (Raytheon Spain) is pleased to confirm its intent to provide manufacturing services to PositiveID Corporation for the manufacture of an 8 mm glass transponder (RFID microchip) for your medical device customers.  The effort contemplated shall consist of the technical, developmental and production support for the RFID microchip as outlined in our referenced proposal.  Please note that the proposal will be updated prior to the release of the first purchase order.  The details of any specific order and the financial obligations related to such order will be delineated in a mutually agreed to purchase order.

Raytheon Spain is a turnkey, value-added solutions provider with world-class manufacturing capabilities. We focus on developing long term customer relationships by providing access to the widest range of electronic and integration technologies, competitive pricing and industry-leading supply chain services.

We are enthusiastic to support PositiveID in this endeavor as a preferred supplier and look forward to a rewarding relationship on this exciting program.

Should you have any questions regarding this letter of intent, please contact us.

Sincerely,

/s/ Dr. Janet Burris

Dr. Janet Burris

Managing Director,

Raytheon Microelectronics España, S.A.

Program: RFID S100
Proposal: Q10064-A
Date: June 25th, 2010

 PROPOSAL Q10064-A

For the

Manufacturing and Test of Transponder RFID S100

Prepared by

Raytheon Microelectronics España S.A.

Raytheon ELCAN Optical Technologies

Málaga - SPAIN

To

PositiveID Corporation

Delray Beach. FL – USA

PROPRIETARY NOTICE

This document contains information, which is Proprietary/Confidential Information to Raytheon Microelectronics España S.A. and its affiliates, and may be legally privileged. It is intended solely for the addressee. This information remains the property of the Raytheon Company and shall not be reproduced, used or disclosed in any manner or for any purpose not authorized in writing by the Company.

                                                                                                                                                                                                                 page 1 of 6

Program: RFID S100
Proposal: Q10064-A
Date: June 25th, 2010

1.     EXECUTIVE SUMMARY

Raytheon Microelectronics España S.A. – Raytheon ELCAN Optical Technologies (Raytheon ELCAN) is pleased to provide our proposal Q10064-A in response to PositiveID Corporation (PositiveID) RFQ #: 20100512 for the manufacturing and test of Transponder RFID S100.

Raytheon ELCAN is a turnkey, value-added solutions provider with world-class manufacturing capabilities. We focus on developing long term customer relationships by providing access to the widest range of electronic and integration technologies, competitive pricing and industry-leading supply chain services.

For questions about this proposal, please contact Ricky Freeman (Raytheon-ELCAN Regional Manager) at 850-939-7877,

 r-freeman@raytheon.com or José Osuna (Raytheon-ELCAN Product Manager) at +34 952 249257, josuna@raytheon.com.

2.     DESCRIPTION OF DELIVERABLES & DOCUMENTS APPLICABLE

Raytheon ELCAN is providing this proposal for the Manufacturing and Test of 8mm RFID Injectable Transponder designed for Medcomp under PositiveID Item #: RFID S100P/N.

This proposal has been constructed based on the technical data package, the additional instructions provided by PositiveID and the requirements defined by the qualification units produced by Raytheon ELCAN under PositiveID PO # 20101002

3.     CONFIDENTIALITY

All information contained in this document is Raytheon ELCAN Confidential. This information is for the use of PositiveID only. PositiveID will not disclose any data or part of this document to a third party. Furthermore, it is agreed that the RFID products provided under this quote will be used exclusively for Medcomp products. Any use outside this exclusive agreement will require written notification to Raytheon-ELCAN. In such an event, Raytheon reserves the right to modify its quotation accordingly.

4.     RECURRING & NON RECURRING COST

Raytheon ELCAN pricing is based on current US Dollars for the manufacturing and test of this transponder page 2 of 6

***CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTION.

Program: RFID S100
Proposal: Q10064-A
Date: June 25th, 2010

4a.     RECURRING COST

PositiveID P/N	Raytheon ELCAN P/N	Qty:	Unit Price	Period of Performance
RFID S100	POS-001-LF	***	***	12 months
		***	***
		***	***
		***	***
		***	***	24 months
		***	***
		***	***
		***	***
		***	***	36 months
		***	***
		***	***
		***	***

4b.     NON RECURRING (NRE & Tooling) COST

NON RECURRING (NRE & Tooling) COST	$ USD
1. Assembly tools for series production (Sealing process, coil attach process,....)	***
TOTAL Non Recurring Cost	***

Remarks:

•   In the last week of each calendar month, we request that PositiveID provide Raytheon ELCAN with a 12 month rolling forecast. Based on that forecast, Raytheon ELCAN will setup a rolling materials procurement system with the following gates:

1.  GATE 1: 1-4 months (0% modifications allowed. Qty is locked in and delivery is fixed)

2.  GATE 2: 5-12 months (PositiveID can modify/refine the qty's (UP or DOWN) up to 100%)

•   Minimum quantity to be released will be not be lower than *** units for volumes equal or less than *** and *** units for volumes higher than *** units

•   In the event that there is a variation in the US / EURO exchange rate that exceeds +/- 4% according to the Wall Street Journal for an average of ten consecutive business days, the above unit prices may, at the option of either party and upon advance writing notification to the other party, be revised accordingly for the units pending to be delivered within that timeframe. At the time of this proposal, 1 USD = 1.24 € will serve as the basis of reference for this purpose.

                                                                                                                                                                                                                 page 3 of 6

Program: RFID S100
Proposal: Q10064-A
Date: June 25th, 2010

5.     MATERIALS

For the purposes of this quotation, the bill of material will match the BOM defined during the prototype stage. It is as follows:

DESCRIPTION	RME PART NUMBER
COB EM4205V2SS FDXB WAFER 6/8 MILS	016-866-LF
IND 5.70 MH 4% 134KHz 4.7MM	016-867-LF
PCB 2L 4,5x1,3x0,25MM FR4 AU	013-114-V3-LF
GLASS VIA 8350 OD 2.045 ID 1.74.Lenght 9.40	016-868-LF

6.     MANUFACTURING

•   Manufacturing will follow the processes defined during manufacturing of the qualification units produced by Raytheon ELCAN under PositiveID PO # 20101002

•   Raytheon ELCAN will operate a quality system to the requirement of ISO 9001:2008

•   Thermal cycling and vibration test are not required

•   Final transponder length will be 8mm +/- 1mm as specified by the customer.

•   Manual Programming is not included in this quotation. Dies will be programmed at Die maker manufacturing process stage.

•   Reading range: As defined during qualification phase: 17cm Reader Mod. 2001

•   Packaging : Batches of 500 units will be identified with a label and bar code showing the batch codification, date of final validation, Customer P/N and Raytheon ELCAN P/N

7.     PROJECT SCHEDULE

•   Deliverable Lead Time: 16 to 18 Weeks ARO

•   Materials lead time 14 to 16 weeks plus two weeks for manufacturing and shipment.

8.     PROGRAM MANAGEMENT

RME-ELCAN operates on a Program Management structure and a cross-functional team dedicated to the Program. The Program Manager (PM) is the main interface with Raytheon. The PM coordinates the activities of the cross functional team.

Regular program reviews will be scheduled through the duration of the program according to program schedule and requirements.

9.     OTHER TERMS AND CONDITIONS

•   Validity Period: 90 days

•   NRE Invoice terms: 100% at order

•   Payment terms: Net 30 days from invoice date.

•   Transport: EXWORK Raytheon ELCAN Malaga facility.

                                                                                                                                                                                                                 page 4 of 6

Program: RFID S100
Proposal: Q10064-A
Date: June 25th, 2010

10.     GENERAL TERMS

TEST EQUIPMENT PROVIDED BY THE CUSTOMER

The customer will be responsible for providing all software and hardware, spare parts, documentation and on-site support in order to assure the normal operation of the test stations if those are supplied by the customer. The customer will provide a Test Procedure to calibrate the test stations in order to guarantee that the units tested are good ones. The customer will be required to release the software specifications and troubleshooting guide in time for test development and production. Test equipment will be installed and ready for the pre-production stage. Test equipment will be designed and installed in accordance with appropriate European Directives. ELCAN requires support of a test engineer during pre-production and production. During pre-production ELCAN will carry out an evaluation on the test equipment (Gage Reproducibility and Repeatability evaluation, GRR). ELCAN will inform the customer on the GRR results. In case Test equipment does not pass the GRR evaluation The customer will provide the necessary support to upgrade the test equipment. Test stations will provide bar code reading so test results are linked to every board in a database. Final test station should provide an option for printing a label after a successful test. Only labels of passed unit will be printed.

WARRANTY

ELCAN warrants these products for a period of one year from manufacturing date by ELCAN, and only for workmanship failures. Warranty covers the cost of goods sold by ELCAN. Raytheon’s liability for the articles shall be limited to replacing or repairing the defective articles(s) or at Raytheon’s option refunding the amount paid under this order for such defective articles returned to Raytheon’s factory within 12 months after manufacturing date. This warranty is in lieu of all other warranties expressed or implied, and Raytheon disclaims any warranties of merchantability or fitness for a particular purpose. If the customer wants to reject units found faulty by the standards outlined in the Quality terms, it must be done according to ELCAN procedures for Customer Complaints. This procedure expedites customer complaints and the implementation of corrective actions and also avoids any misunderstanding between both companies:

If customer has a complaint or wishes to return material, the customer will send a non-conformance report to Raytheon giving as much information as possible. Then ELCAN will take the necessary action to process the complaint.

Once approval is given for the customer to return material, ELCAN will contact customer and will provide a RMA (Return Material Authorization) number and will indicate the details and transport agency. Customer should use the RMA on all their packing labels and correspondence with us.

Once the authorized return material is received, ELCAN will analyze the returned material and will send a report to the customer with detailed information (root cause, corrective actions, liability, conclusions debit note acceptance, etc.) related to the results of the analysis.

ELCAN will accept charges of transport agency and liability for the reject units once the faulty unit(s) has been analyzed and determined to be a faulty unit per the mutual agreed terms and conditions between ELCAN and the customer.

Raytheon will not accept any debit note that does not fulfill the previous points and also for:

Cost of material and cost of process performed by the customer on non-conforming units

Transport agency cost in case of returning material previously not accepted by Raytheon.

In order to operate the system efficiently, ELCAN cannot accept any unauthorized material that does not have a RMA number. In case of authorized returns, the issuing of the RMA is not to be construed as an admission of liability by ELCAN. Liability can only be accepted after a detailed analysis of the returned material.

FORCE MAJEURE

Raytheon shall not be liable for loss or damage due to delays resulting from any cause beyond its reasonable control, including, without limitation, compliance with any Government law or regulation, acts of God, acts or omissions of the Customer, fires, strikes, floods, weather, disputes with workmen, embargoes, wars, riots, epidemics, disease, quarantine restrictions, delays or shortages in transportation. Any such cause shall extend delivery dates to the extent of the delay so incurred with equitable adjustment to contract price and/or other affected terms.

LIMITATION OF LIABILITY

Notwithstanding any other provisions of this order, under no circumstances shall either party be liable for any CONSEQUENTIAL, SPECIAL, INCIDENTAL, INDIRECT, MULTIPLE, OR PUNITIVE DAMAGES, or any damage deemed to be of an indirect or consequential nature arising out of or related to its performance under the contract, whether based upon breach of the contract, warranty or negligence and whether grounded in tort, contract, civil law or other theories of liability, including strict liability, and Raytheon's total liability including but not limited to liability for indemnity, defense, and hold harmless obligations shall not exceed the amount paid to Raytheon under this order, and Buyer agrees to indemnify, defend, and hold harmless Raytheon for any amounts in excess thereof. The limitations on liability set forth in this order shall apply even in the event of the breach of the contract, active or passive negligence or otherwise of the party whose liability is limited and shall extend to the directors, officers, employees, agents, subcontractors and related entities of such party.

PATENT RIGHTS

The customer warrants that the specifications and designs which it furnished to Raytheon are free from infringement of any patent, and the customer will indemnify, defend and hold Raytheon harmless against any such claim which arises out of Raytheon's reliance on customer’s specifications and/or design.Intellectual Property Rights.

Purchaser warrants that the specifications and designs which it furnishes to the Supplier are free from infringement of any patent, and Purchaser will indemnify, defend and hold Supplier harmless against any such claim which arises out of Supplier's reliance on Purchaser's specifications and/or design.

CANCELLATIONS, CHANGES AND RESCHEDULES

Cancellations, changes and reschedules will apply only to the specific written agreement by both parties. Any cancellation, change or reschedule shall be subject to charges which shall include but not be limited to all expenditures made and committed for this order, administrative charges, and other reasonable expenses as determined by Raytheon.

                                                                                                                                                                                                                 page 5 of 6

Program: RFID S100
Proposal: Q10064-A
Date: June 25th, 2010

DISPUTES AND ARBITRATION

It is the intention of both parties that all disputes, which may arise under or in connection with this contract, shall if possible be settled by amicable agreement, If this is not possible such disputes will be submitted and finally settled as set forth below.

Any dispute, controversy or claim arising out of or related to this agreement, or the breach, termination, or invalidity thereof shall be settled by arbitration in USA before a panel of three Arbitrators under the prevailing commercial rules of conciliation and arbitration of UNCITRAL. Judgment upon the arbitration award or decision may be entered in any court having jurisdiction thereof. Any award rendered by the Arbitrators may include compensatory damages and costs against either party but under no circumstances are the Arbitrators authorized or empowered to award punitive or multiple monetary damages against either party. Notwithstanding any other provisions of this order, either party may seek injunctive relief in any court of competent jurisdiction for improper use or disclosure of the other party's proprietary data.

APPLICABLE LAW

Any contract or sale made pursuant to these terms shall be governed by the laws of SPAIN.

ORDER ACKNOWLEDGMENT

Please ensure that any resulting purchase order refers to the latest revision of this document. Otherwise, ELCAN may be required to deny acceptance of your order until the appropriate references are included. Acceptance of your order will be confirmed by sending an Order Acknowledgment document within ten days after receipt of order at ELCAN. We kindly request that the customer provide a signed copy of the Order Acknowledgment document. Any variation to the terms stated in this document and your order once accepted must be agreed by both parties in writing.

Best regards

For Raytheon Microelectronics España, S.A. - Raytheon ELCAN Optical Technologies

Ricky Freeman	José Osuna
Regional Manager	Product Manager

                                                                                                                                                                                                                 page 6 of 6